Exhibit (a)(1)(I)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

(including the associated preferred stock purchase rights)

of

RAMTRON INTERNATIONAL CORPORATION

Pursuant to the Offer to Purchase dated June 21, 2012, and

the Amendment and Supplement to the Offer to Purchase, dated September 25, 2012 of

RAIN ACQUISITION CORP.

a wholly owned subsidiary of

CYPRESS SEMICONDUCTOR CORPORATION

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, and the associated preferred stock purchase rights, of Ramtron International Corporation, a Delaware corporation, and any other documents required by the Amended and Restated Letter of Transmittal (as defined below) cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below) and Section 2 of the Supplement (as defined below).

The Depositary for the Offer is:

By First Class Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Facsimile:

(For Eligible Institutions Only)

617-360-6810

Confirm Facsimile by Telephone:

(By Telephone Only)

781-575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended and Restated Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended and Restated Letter of Transmittal.

VOLUNTARY CORPORATE ACTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to Rain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cypress Semiconductor Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 21, 2012 (as amended and supplemented from time to time, the “Offer to Purchase”), the Amendment and Supplement to the Offer to Purchase dated September 25, 2012 (as amended and supplemented from time to time, the “Supplement”) and the related amended and restated letter of transmittal that accompanies the Supplement (the “Amended and Restated Letter of Transmittal”) (which, together with the Offer to Purchase and the Supplement, collectively constitute the “Offer”), receipt of which is hereby acknowledged,              shares of common stock, par value $0.01 per share (the “Common Stock”), of Ramtron International Corporation, a Delaware corporation, and the associated preferred stock purchase rights (the “Rights” and, together with the Common Stock, the “Shares”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and Section 2 of the Supplement.

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(City) (State) (Zip Code)

(Area Code and Telephone Number)

VOLUNTARY CORPORATE ACTIONS

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program (STAMP) or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary certificates representing the Shares tendered hereby (or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company) together with a properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof) together with any required signature guarantee or an Agent’s Message (as defined in the Offer to Purchase) and any other required documents within three NASDAQ Global Market trading days after the date of execution of this Notice of Guaranteed Delivery.

(Name of Firm)

(Address)

(City) (State) (Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                            , 2012

VOLUNTARY CORPORATE ACTIONS